UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 31, 2023
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ENVISTA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-39054	83-2206728
(Commission File Number)	(IRS Employer Identification No.)

200 S. Kraemer Blvd., Building E		92821
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)
(714) 817-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NVST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM. 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2023, Envista Holdings Corporation (the “Company”) entered into a second amended and restated credit agreement (the “Second Amended Credit Agreement”) with a syndicate of banks including Bank of America, N.A. as administrative agent (the “Administrative Agent”). The Second Amended Credit Agreement amends and restates the Company’s existing amended and restated credit agreement, dated June 15, 2021 (the “Existing Credit Agreement”).

Under the Second Amended Credit Agreement: (a) the maturity date of the Company’s USD Term Facility, EUR Term Facility and Revolving Credit Facility has been extended to August 31, 2028, subject to an earlier springing maturity date of 91 days prior to the maturity date of the Company’s 1.75% convertible senior notes due 2028 if more than $250,000,000 of such senior notes are at such time then outstanding, (b) the Company incurred a USD Term Loan in an aggregate amount of $530,000,000 and a EUR Term Loan in an aggregate amount of €350,000,000, and the Company obtained Revolving Credit Commitments in an aggregate amount of $750,000,000, and (c) the proceeds of the new facilities will be used to refinance the indebtedness of the Company under the Existing Credit Agreement, for other general corporate purposes and for the other purposes specified in the Second Amended Credit Agreement, in each case, subject to and in accordance with the terms and conditions of the Second Amended Credit Agreement. Except as set forth in the Second Amended Credit Agreement, the interest rates applicable to the Term Loans and Revolving Credit Facility remain unchanged. The spread adjustment for Term SOFR based loans has been set at a flat 10 bps for all interest periods. The Company paid fees aggregating approximately $4.7 million in connection with the Second Amended Credit Agreement.

The Second Amended Credit Agreement contains customary representations, covenants and events of default that are substantially similar to the representations, covenants and events of default set forth in the Existing Credit Agreement.

The foregoing is a summary description of certain changes to the Existing Credit Agreement pursuant to the Second Amended Credit Agreement; it does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Second Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Defined terms not otherwise defined herein shall have the meanings ascribed to such terms in the Second Amended Credit Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
10.1	The Second Amended Credit Agreement, dated August 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISTA HOLDINGS CORPORATION

Date: September 1, 2023	By:	/s/ Howard H. Yu
Howard H. Yu
Senior Vice President and Chief Financial Officer